Exhibit 26(H)(v)(d)

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

This Second Amendment to Participation Agreement (this “Amendment”) is dated and effective as of October 1, 2014, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the “Fund”), THE VANGUARD GROUP, INC. (hereinafter the “Sponsor”), VANGUARD MARKETING CORPORATION (hereinafter the “Distributor”), and TRANSAMERICA PREMIER LIFE INSURANCE COMPANY (formerly Monumental Life Insurance Company or Western Reserve Life Assurance Co. of Ohio) (hereinafter the “Company”), on its own behalf and on behalf of each separate account of the Company named in Schedule A hereto as may be revised from time to time (each such account hereinafter referred to as the “Account”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company’s affiliate, Monumental Life Insurance Company, has changed its name to Transamerica Premier Life Insurance Company on or around July 31, 2014; and

WHEREAS, the Company’s affiliate, Western Reserve Life Assurance Co. of Ohio (“WRL”), has merged into the Company on or around October 1, 2014 and the Company has assumed all rights and obligations under the agreements to which WRL was a party; and

WHEREAS, the parties hereto have entered into a Participation Agreement dated May 1, 2002 (the “Agreement”) and desire to modify certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Amendment of Participation Agreement. The Agreement is hereby amended as follows:

(a)	All references in the Agreement to Monumental Life Insurance Company are replaced with Transamerica Premier Life Insurance Company.

(b)	All references in the Agreement to Western Reserve Life Assurance Co. of Ohio are replaced with Transamerica Premier Life Insurance Company.

(c)	A new schedule, Schedule A, which may be revised with notice to all parties, is attached hereto and made a part of the Agreement.

2.	No Other Modifications. Except as specifically modified hereby, the Agreement remains in full force and effect. If this Amendment conflicts in any way with the terms of the Agreement, the terms of this Amendment shall control.

3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the first date specified above.

VANGUARD VARIABLE INSURANCE FUND	THE VANGUARD GROUP, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

VANGUARD MARKETING CORPORATION	TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS AND PORTFOLIOS

Revised October 1, 2014

Name of Separate Account	Contract(s) Funded by Separate Account	Portfolios
Separate Account VA CC	Advisor’s EdgeSM Variable Annuity Advisor’s Edge SelectSM Variable Annuity	Equity Index Portfolio International Portfolio Mid-Cap Index Portfolio REIT Index Portfolio Short-Term Investment-Grade Portfolio Total Bond Market Index Portfolio

WRL Series Life Corporate Account	Advantage IV Variable Adjustable Life Insurance Policy

Balanced Portfolio

Capital Growth Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

High Yield Bond Portfolio

International Portfolio

Mid-Cap Index Portfolio

Money Market Portfolio

REIT Index Portfolio

Short-Term Investment-Grade Portfolio

Small Company Growth Portfolio

Total Bond Market Index Portfolio

Total Stock Market Index Portfolio

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